Exhibit 99.2

News and Information
FOR IMMEDIATE RELEASE

Thomas J. Fitzgerald	Mark A. Rozelle
Media Relations	Investor Relations
(203) 817-3549	(203) 817-3520
UST PRESENTS GROWTH PLANS AT ANNUAL INVESTOR CONFERENCE
TO KEEP COMPANY ‘ON THE MOVE’
STAMFORD, Conn., Dec. 19, 2007 – At UST Inc.’s (NYSE: UST) annual investor meeting today in New York City, president and chief executive officer Murray S. Kessler and members of his executive team will present plans to grow the company’s smokeless tobacco and wine businesses and achieve more than its stated long-term goal of generating an average 10 percent shareholder return, including earnings per share growth and a strong dividend in 2008.
“We are pleased with the progress the company made in 2007 and have strong plans in place for continued growth in 2008,” Kessler will say. “We project that in 2008 we will exceed our average shareholder return goal by utilizing the various tools in our expanded toolbox. The plan is highlighted by strong growth in moist smokeless tobacco and wine, an improved capital structure reflecting the enhanced share repurchase program, recent accretive wine ventures and continued Project Momentum cost savings.”
The meeting today will include the following announcements:
•	Targeting 2007 GAAP diluted earnings per share of $3.24, with a range of $3.22 to $3.26. Fourth quarter results will include a charge of approximately $9 million reflecting the estimated costs to resolve two of the last remaining Conwood derivative litigation cases.

•	Reconfirming 2007 adjusted non-GAAP diluted EPS guidance of $3.42, with a range of $3.40 to $3.44. (See the attached table for a reconciliation to corresponding GAAP measures and other related financial information.)

•	Establishing 2008 diluted EPS guidance of a record $3.65 per share, with a range of $3.60 to $3.70.

•	Investing in brand-building in both the smokeless tobacco and wine businesses, including new Skoal Edge Wintergreen, new Horse Heaven Hills wines from Columbia Crest, new Skoal advertising and further investments in premium brand loyalty.
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•	Investing $300 million in 2008 share repurchases during the year depending on market and other conditions. As a result, the company’s board of directors has authorized a new program for the purchase of up to 20 million shares of its common stock, effective upon completion of the current program that is expected to conclude during the first quarter of 2008.

•	Increasing the 2008 dividend by 5 percent to an annual indicated rate of $2.52 per share. UST has paid cash dividends without interruption since 1912 and has increased them every year but one since 1965.
Today’s conference is being webcast at www.ustinc.com starting at 9 a.m. Eastern time. It also will be archived and available via the company’s website.
UST Inc. is a holding company for its principal subsidiaries: U.S. Smokeless Tobacco Company and Ste. Michelle Wine Estates. U.S. Smokeless Tobacco Company is a leading producer and marketer of moist smokeless tobacco products including Copenhagen, Skoal, Red Seal and Husky. Ste. Michelle Wine Estates produces and markets premium wines sold nationally under 15 different labels including Chateau Ste. Michelle, Columbia Crest, Stag’s Leap Wine Cellars and Erath, as well as distributes and markets Antinori products in the United States.
All statements included in this press release that are not historical in nature are forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding the company’s future performance and financial results are subject to a variety of risks and uncertainties that could cause actual results and outcomes to differ materially from those described in any forward-looking statement made by the company. These risks and uncertainties include uncertainties associated with ongoing and future litigation relating to product liability, antitrust and other matters and legal and other regulatory initiatives; federal and state legislation, including actual and potential excise tax increases, and marketing restrictions relating to matters such as adult sampling, minimum age of purchase, self service displays and flavors; competition from other companies, including any new entrants in the marketplace; wholesaler ordering patterns; consumer preferences, including those relating to premium and price value brands and receptiveness to new product introductions and marketing and other promotional programs; the cost of tobacco leaf and other raw materials; conditions in capital markets; and other factors described in this press release and in the company’s Annual Report on Form 10-K for the year ended December 31, 2006. Forward-looking statements made by the company are based on its knowledge of its businesses and the environment in which it operates as of the date on which the statements were made. Due to these risks and uncertainties, as well as matters beyond the control of the company which can affect forward-looking statements, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company undertakes no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
The 2007 adjusted non-GAAP financial measures used in this press release and the above mentioned webcast exclude the impact of the net gain on the sale of the company’s corporate headquarters, restructuring charges associated with the Project Momentum cost savings initiative and antitrust litigation charges. The “gain on the sale of corporate headquarters, net” reflects the net impact of the gain recorded on the sale and the amortization of the short-term imputed rent on the property, which was recognized through Sept. 2007 when the company relocated its headquarters. The 2008 adjusted non-GAAP financial measures contained herein and utilized in the aforementioned webcast exclude adjustments for the impact of any additional restructuring charges associated with Project Momentum, as management is not able, in good faith, to make a determination of the estimated amounts or range of amounts, to be incurred in connection with that initiative. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The company believes that these non-GAAP financial measures are helpful in assessing ongoing and forecasted operating results. In addition, these non-GAAP financial measures facilitate the company’s internal comparisons to historical operating results and comparisons to competitors’ operating results. The company has included these non-GAAP financial measures in this press release and the above mentioned webcast because it believes such measures allow for greater transparency related to supplemental information used by management in its financial and operational analysis. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided below.
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FULL YEAR
($ millions, except per share amounts)

	2006	2007	%	2008	%
Consolidated Operating Income	Actual	Estimate	Change	Forecast	Change
GAAP operating income	$835	$848	2%	$925	9%

Other items:
Antitrust litigation	2	134	—	0	—
Restructuring charges	22	11	—	0	—
Impact of sale of corporate headquarters, net	0	(98)	—	0	—

Adj. non-GAAP operating income	$859	$895	4%	$925	3%

	2006	2007	%	2008	%
Consolidated Net Earnings	Actual	Estimate	Change	Forecast	Change
GAAP net earnings	$506	$516	2%	$545	6%
Income from discontinued operations	(4)	0	—	0

GAAP net earnings from continuing operations	502	516	3%	545	6%

Other items (net of taxes):
Antitrust litigation	1	86	—	0	—
Restructuring charges	14	7	—	0	—
Impact of sale of corporate headquarters, net	—	(63)	—	0	—

Adj. non-GAAP net earnings	$517	$545	5%	$545	0%

	2006	2007	%	2008	%
Consolidated Diluted E.P.S.	Actual	Estimate	Change	Forecast	Change
GAAP diluted E.P.S.	$3.12	$3.24	4%	$3.65	13%
Income from discontinued operations	(0.02)	0.00	—	0.00

GAAP diluted E.P.S. from continuing operations	3.10	3.24	5%	3.65	13%

Other items (net of taxes):
Antitrust litigation	0.01	0.53	—	0.00	—
Restructuring charges	0.08	0.04	—	0.00	—
Impact of sale of corporate headquarters, net	0.00	(0.39)	—	0.00	—

Adj. non-GAAP diluted E.P.S.	$3.19	$3.42	7%	$3.65	7%

	2006	2007	%	2008	%
Smokeless Tobacco Segment Operating Profit	Actual	Estimate	Change	Forecast	Change
GAAP operating profit	$805	$718	-11%	$880	23%

Other items:
Antitrust litigation	2	134	—	0	—
Restructuring charges	20	8	—	0	—

Adj. non-GAAP operating profit	$827	$860	4%	$880	2%

	2006	2007	%	2008	%
Wine Segment Operating Profit	Actual	Estimate	Change	Forecast	Change
GAAP operating profit	$44	$55	25%	$70	27%
Restructuring charges	0	0	—	0	—

Adj. non-GAAP operating profit	$44	$55	25%	$70	27%

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FOURTH QUARTER

2007
Consolidated Diluted E.P.S.	Estimate
GAAP diluted E.P.S.	$0.87

Other items (net of taxes):
Antitrust litigation	0.03
Restructuring charges	0.01

Adj. non-GAAP diluted E.P.S.	$0.91

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